Exhibit 10.6
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT TO
CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”) is effective as of January 1, 2012 (the “Effective Date”) by and between Emergent BioSolutions Inc. (“Emergent”), with a principal office at 2273 Research Blvd. Suite 400 Rockville, MD 20850, and Robert Kramer (“Consultant”), with a principal office at 6872 Oleander Lane Portage, MI 49024.

WHEREAS, Emergent and Consultant executed a Consulting Agreement effective as of September 6, 2011 (the “Agreement”); and

WHEREAS, Emergent and Consultant desire to amend the Agreement as set forth herein; and

WHEREAS, the 2012 Project Focus set forth under the Description of Services on the Work Order attached to the Agreement as Exhibit A states that goals will be agreed by all parties; and

WHEREAS, Emergent and Consultant have now come to an agreement on the goals to be included in the 2012 Project Focus.

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, agree as follows:

1.           Amendments.

a.
The Description of Services set forth in the Work Order attached to the Agreement as Exhibit A be and hereby is amended to reflect the 2012 Project Focus set forth on Schedule 1 attached to this Amendment.

2.           No further Amendments.  Except for those amendments and modifications specifically set forth above, the Agreement is not being modified or amended in any way.

EMERGENT BIOSOLUTIONS INC. By:/s/Daniel J. Abdun-Nabi Name:Daniel J. Abdun-Nabi Title:President and CEO	Robert Kramer By:/s/Robert G. Kramer Name:Robert G. Kramer Title:__________________________

SCHEDULE 1

to
AMENDMENT TO CONSULTING AGREEMENT
between
EMERGENT BIOSOLUTIONS INC. AND ROBERT KRAMER

Description of Services:

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